                                 EXHIBIT 10.13



                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT, (the "Agreement") entered into on September 4, 1997, by and between AmeriSource Corporation, a Delaware corporation ("Company"), and David M. Flowers (Executive"), effective as of August 1, 1997.

          WHEREAS, the Executive is presently employed by Company as Executive Vice President, Sales and Marketing;

          WHEREAS, the Executive is willing to continue to serve as Executive Vice President, Sales and Marketing of the Company, and the Company desires to retain the Executive in such capacity on the terms and conditions herein set forth;

          NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1.   Employment. The Company agrees to continue to employ the
               ----------
Executive, and the Executive agrees to continue to be employed by the Company, upon the terms and conditions hereinafter provided for a period commencing as of August 1, 1997 and continuing until July 31, 2000 (the "Term"). On each anniversary date of this Agreement, commencing August 1, 1998, on which Executive is employed by the Company, the Term shall be automatically extended for one additional year, provided, however, that the Term shall not extend beyond Executive's 65th birthday unless affirmatively extended in writing by the Company.

          2.   Position and Duties. During the Term, the Company agrees to
               -------------------
employ the Executive to serve in such executive capacities at levels comparable to or greater than his current position, and the Executive will have such powers and duties as are commensurate with such positions and as may be assigned to him by the Company's Chief Executive Officer or other appropriate supervising officer after consultation with the Executive. During the Term, and except for illness or incapacity and reasonable vacation periods of no more than four weeks in any calendar year (or such other period as shall be consistent with the Company's policies for other key executives), the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates, provided, however, that the Executive may serve on other boards as a director or trustee if such service does not interfere with his ability to discharge his duties and responsibilities to the Company, and if approved, in advance, by the Chief Executive Officer.

          3.   Compensation. For all services rendered by the Executive in any
               ------------
capacity required hereunder during the Term, including, without limitation, services as an executive, officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

               (a)  Base Salary. The Company shall pay the Executive a fixed
                    -----------
salary of $260,000 per annum or such higher annual amount as is being paid from time to time pursuant to the terms hereof ("Base Salary"). The Base Salary shall be subject to such periodic review (which shall occur in accordance with Company policy) and such periodic increases as the Company shall deem appropriate in accordance with the Company's customary procedures and practices regarding the salaries of senior officers, provided, that the annual adjustment shall be no
                             --------
less than the increase in the "Consumer Price Index" now known as the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, Philadelphia, Pennsylvania (1967=100), as published by the Bureau of Labor, Statistics, United States Department of Labor. Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly.

               (b)  Bonus Awards. The Executive shall be entitled to receive an
                    ------------
annual incentive cash compensation award under the Company's policy of providing for the payment of incentive cash compensation to key officers based upon the performance of the Company and the officer's individual performance.

               (c)  Stock Options. The Executive shall be eligible to receive
                    -------------
grants under the Company's stock option plan(s) at the sole discretion of the plan's committee subject to such terms and conditions as such committee may decide.

               (d)  Supplemental Insurance. The Executive shall be entitled to
                    ----------------------
such split dollar life insurance policy as determined by the Chief Executive Officer.

               (e)  Additional Benefits. Except as modified by this Agreement,
                    -------------------
the Executive shall be entitled to participate in all compensation or employee benefit plans or programs (other than termination pay programs), and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any plan or program now or hereafter established and maintained by the Company for senior officers, to the fullest extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof, including group hospitalization, health, dental care, life or other insurance, tax-qualified pension, savings, thrift and profit-sharing plans, sick-leave plans, travel or accident insurance, disability insurance, automobile allowance or automobile lease plans, and executive contingent compensation plans, including, without limitation, capital accumulation programs and stock purchase, restricted stock and stock option plans.

Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program, provided that such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

               (f)  Perquisites. Executive shall be entitled for each partial or
                    -----------
complete year this Agreement is in effect to reimbursement of tax planning and tax preparation charges, not to exceed $5,000 annually, and to reimbursement of club dues, not to exceed $10,000 annually.

          4.   Business Expenses. The Company shall pay or reimburse the
               -----------------
Executive for all reasonable travel or other expenses incurred by the Executive (and his spouse where there is a legitimate business reason for his spouse to accompany him) in connection with the performance of his duties and obligations under this Agreement, including, without limitation, expenses for entertainment, travel (including automobile operating expenses), meals, hotel accommodations and the like, in accordance with such rules and policies relating thereto as the Company may from time to time adopt. Reimbursement shall be subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

          5.   Effect of Termination of Employment Other Than in Connection with
               -----------------------------------------------------------------
a Change in Control.
-------------------

               (a)  Certain Terminations. In the event the Executive's
                    --------------------
employment hereunder terminates due to either Permanent Disability, a Without Cause Termination, or a Constructive Discharge, the Company shall, as severance pay, continue, subject to the provisions of Section 7 below, to pay the Executive's Base Salary (determined in accordance with the Company's usual procedures) as in effect at the time of such termination until the expiration of the Term or for one-year period beginning on the date of termination of employment, if longer (the "Severance Period"), provided, that in the case of
                                                --------
Permanent Disability, such payments shall be offset by any amounts otherwise paid to the Executive under the Company's disability program generally available to other employees. In addition, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. Group hospitalization, health, dental care, life or other insurance, travel or accident insurance, disability insurance and the perquisites set forth in Section 3(d) and Section 3(f) shall continue through the end of the Severance Period.

               (b)  Other Terminations. In the event that the Executive's
                    ------------------
employment hereunder terminates due to a Termination for Cause or Executive's death, or the Executive voluntarily terminates employment with the Company for reasons other than a Constructive Discharge or Permanent Disability (with voluntary retirement being a voluntary termination for purposes of this Agreement), earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. In the event of Executive's death, Company shall also continue to pay Executive's Base Salary to his surviving spouse for a period of six months (or to his estate, if he is not survived by a spouse), and shall pay to her (or the estate) the bonus award in Section 3(b), prorated to the date of Executive's death. However, no other payments shall be made, or benefits provided, by the Company under this Agreement except for stock options to the extent already exercisable hereunder, vested benefits payable under the terms of the Pension Plan and Supplemental Employee Retirement Plan, and any other benefits which the Executive is entitled to receive under the term of employee benefit programs maintained by the Company or its affiliates for its employees.

               (c)  Definitions.  For purposes of this Agreement, the following
                    -----------
terms have the following meanings:

                    (i) The term "Termination for Cause" means (A) termination of Executive's employment for willful or gross and repeated neglect of duties hereunder, or willful or gross and repeated misconduct in the performance of such duties, so as to cause material harm to the Company and its subsidiaries considered as a whole, determined in good faith by its Chief Executive Officer or the Board of Directors; (B) termination following a judicial determination that Executive has committed fraud, misappropriation or embezzlement against the Company; or (C) termination due to Executive's having committed any felony or misdemeanor for which he is convicted and which, as determined in good faith by its Chief Executive Officer or the Board of Directors, constitutes a crime involving moral turpitude and results in material harm to the Company and its subsidiaries considered as a whole.

                    (ii) The term "Constructive Discharge" means a termination of the Executive's employment by the Executive due to a failure of the Company or its successors without the prior consent of the Executive to fulfill the obligations under this Agreement in any material respect, including (A) any failure of the Company or Parent to elect or reelect or of the Company to appoint or reappoint the Executive as an executive officer of the Company, or (B) any other material change by the Company in the functions, duties or responsibilities of the Executive's position with the Company which would, in Executive's reasonable judgment, reduce the ranking or level, dignity, responsibility, importance or scope of such position (other than a change after a Change in Control Event resulting solely from the fact that the Company is a subsidiary of another entity), or (C) any non-payment or reduction in the Base Salary then in effect or any material breach by the Company of this Agreement, or
          (D) following a Change in Control Event, any relocation of Executive's site of employment to a location more than 50 miles away from Executive's site of employment on the date of this Agreement.

                    (iii) The term "Without Cause Termination" means a termination of the Executive's employment by the Company, upon 30 days notice to the Executive, other than due to Permanent Disability, voluntary retirement or expiration of the Term, and other than a Termination for Cause.

                    (iv) The term "Permanent Disability" means the inability of the Executive to work for a period of six full calendar months during any eight consecutive calendar months due to illness or injury of a physical or mental nature, suported by the completion by the Executive's attending physician of a medical certification form outlining the disability and treatment.

          6.   Effect of Termination of Employment in Connection with a Change
               ---------------------------------------------------------------
in Control.
----------

               (a)  Definitions. For purposes of this Section 6, the following
                    -----------
terms shall have the following meanings:

                    (i) The term "Change in Control Event" means any of the following events:

                              (A) the acquisition by any "person" or "group" within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than the Company, its affiliates and benefit plans sponsored by the Company or its affiliates, and other than 399 Venture Partners, Inc. ("VPI") and its Affiliates (as defined in Rule 12b-2 under the 1934 Act) of "beneficial ownership" of securities of Parent representing more than 35% of the total aggregate voting power of Parent's then outstanding securities entitled to vote generally in the election of directors, and such person or group owns more aggregate voting power of Parent's then outstanding securities entitled to vote generally in the election of directors than any other person or group.

                              (B) consummation of a transaction following the approval by the stockholders of Company or Parent of (1) any consolidation, merger, or other similar type of transaction involving the Company or Parent in which all of the holders of voting stock of the Company or Parent immediately before the consolidation, merger, or similar transaction, will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such consolidation, merger, or similar transaction, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Company or Parent; or

                              (C) a change of 25% (rounded to the next whole person) in the membership of the Board of Directors of Company or Parent or any successor within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period.

                    (ii) "Separation Period" means the three-year period beginning on the date of the Executive's Termination of Employment.

                    (iii) "Termination of Employment" shall mean the termination of the Executive's actual employment relationship with the Company.

                    (iv) "Termination upon a Change of Control" shall mean a Termination of Employment upon or within fifteen months after a Change of Control Event either:

                              (A) initiated by Company for any reason other than (1) the Executive's death, or (2) Termination for Cause, or

                              (B)  initiated by the Executive (i) due to a
               Constructive Discharge during the one-year period following the Change in Control Event, or (ii) for any reason during the period beginning twelve months and one day following the Change in Control Event and ending 90 days thereafter.

               (b)  Payments for Termination upon a Change in Control.  Within
                    -------------------------------------------------
twenty days of the Executive's Termination upon a Change in Control, the Company shall pay to the Executive in a single payment in cash and/or provide to the Executive, as applicable, the following:

                    (i) the Executive's earned but unpaid Base Salary as of the date of Termination of Employment;

                    (ii) the benefits, if any, to which the Executive is entitled as a former employee under the employee benefit programs and compensation plans and programs maintained for the benefit of the Company's officers and employees;

                    (iii) continued group hospitalization, health, dental care, life or other insurance, travel or accident insurance and disability insurance for the Separation Period, with coverage equivalent to the coverage to which the Executive would have been entitled had the Executive continued working for the Company during the Separation Period at the highest annual rate of Base Salary achieved during the Executive's period of actual employment with the Company, provided, however, that the Executive may upon written notice elect to receive the present value of such coverage in cash in a lump sum, computed using a discount rate of 6% per year compounded monthly; and

                    (iv) an amount equal to the Base Salary and annual bonus the Executive would have earned if the Executive had continued working for the Company during the Separation Period at the highest annual rate of Base Salary, and received the highest annual percentage bonus, achieved during the Executive's period of actual employment with the Company.

               (c) In the event that, on or after the occurrence of a Change in Control Event, the Company fails to make any payment or provide any coverage to Executive arising out of or relating in any way to this Agreement or to the Executive's employment by the Company (collectively, "Employment Rights"), then the Company shall pay to the Executive and reimburse the Executive for the Executive's full costs (including, without limitation, the fees and expenses of the Executive's attorneys and court and related costs) of enforcing the Executive's Employment Rights.

               (d) Notwithstanding anything under this Agreement to the contrary, in the event that any payments or benefits under this Agreement (taking into account payments under any other agreement or arrangement with the Executive) would be considered "excess parachute payments" within the meaning of
Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of benefits or amounts payable under this Agreement ("Agreement

Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value that maximizes the aggregate present value of Agreement Payments without causing any Agreement Payments to be an excess parachute payment. For purposes of this Section 6(d), present value shall be determined in accordance with section 28OG(d)(4) of the Code.

               (e) All determinations under Section 6(d) shall be made by a national accounting firm selected by the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and to the Executive within 30 business days of the date the Executive's employment with the Company terminates or such earlier time as is requested by the Company and an opinion to the Executive that the Executive has substantial authority not to report any excise tax on Executive's federal income tax return with respect to Agreement Payments. Any such determination by the Accounting Firm shall be binding on the Company and the Executive. Executive shall determine which of the Agreement Payments shall be eliminated or reduced consistent with the requirements of Section 6(d), provided that, if the Executive does not make such determination within 10 business days of the receipt of the calculation from the Accounting Firm, the Company shall elect which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of
Section 6(d) and shall notify Executive promptly of such election. Within 5 business days thereafter, the Company shall pay to the Executive such amounts or benefits that are then due to the Executive.

          7.   Other Duties of Executive During and After Term.
               -----------------------------------------------

               (a)  Confidential Information.  Executive acknowledges that by
                    ------------------------
reason of his employment with the Company he has and will hereafter, from time to time during the Employment Term, become exposed to an/or become knowledgeable about proposals, plans inventions, practices, systems, programs, formulas, processes, methods, techniques, research, records, supplier sources, customer lists, and other forms of business information which are not known to the Company's competitors and which are not recognized as being encompassed within standard business or management practices and which are kept secret and confidential by the Company (the "Confidential Information"). Executive therefore agrees that at no time during or after the period of his employment by the Company will he disclose or use the Confidential Information except as may be required in the prudent course of business for the benefit of the Company; provided, that no payment required to be made by the Company under the terms of this Agreement after termination of the employment of Executive shall be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment or reduction by reason of any claim against Executive based upon breach of the covenant in this Section 7(a) other than upon execution of an unsatisfied judgment rendered by a court of competent jurisdiction.

               (b)  Non-Compete.  In consideration of the mutual terms and
                    -----------
agreements set forth in this Agreement and the stock options that have been and may be granted under the AmeriSource Health Corporation 1995 Stock Option Plan and 1996 Stock Option Plan, Executive hereby agrees that (i) while Executive is employed during the Employment Term, (ii) during such time after the Employment Term as Executive is employed by the Company, (iii) while Executive is receiving payments of Base Salary or benefits pursuant to Sections 5(a) or 6 hereof, and (d) for a period of one year after Executive's termination of employment, he will not, unless authorized in writing to do so by the Company, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected in any substantial manner with any business which directly or indirectly competes to a material extent with any line of business of the Company or its subsidiaries; provided, that nothing in this paragraph shall
                             --------
prohibit Executive from acquiring up to 5% of any class of outstanding equity securities of any corporation whose equity securities are regularly traded on a national securities exchange or in the "over-the-counter market." Executive agrees that for a period ending one year after Executive's termination of employment hereunder, Executive will not (x) recruit any employee of the Company or solicit or induce, or attempt to solicit or induce, any employee of the company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company, or (y) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company that were contacted, solicited or served by the Executive while employed by the Company.

               (c)  Remedies. The Company and Executive confirm that the
                    --------
restrictions contained in Sections 7(a) and 7(b) hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company and that any violation of any provision of
Section 7(a) or 7(b) will result in irreparable injury to the Company. Executive hereby agrees that, in the event of any breach or threatened breach of the terms or conditions of this Agreement by Executive, the Company's remedies at law will be inadequate and, in any such event, the Company shall be entitled to commence an action for preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Executive further irrevocable consents to the jurisdiction of any Pennsylvania state court or federal court located in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of or relating to this Section 7(c) and hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The Executive's Agreement as set forth in this Section 7 shall: (x) survive the termination of this Agreement, and continue throughout the duration of the Executive's employment with the Company, except as amended or modified by written agreement of the parties; and (y) survive the Executive's termination of employment with the Company.

               (d)  Modification of Terms.  If any restriction in this Section 7
                    ---------------------
of the Agreement is adjudicated to exceed the time, geographic, service or other limitations permitted by applicable law in any jurisdiction, the Executive agrees that such may be modified and narrowed, either by a court or the Company, to the maximum time, geographic, service or other limitations permitted by applicable law so as to preserve and protect the Company's legitimate business interest, without negating or impairing any other restrictions or undertaking set forth in the Agreement.

          8.   Withholding Taxes.  The Company may directly or indirectly
               -----------------
withhold from any payments made under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          9.   Vesting of Stock Options.  In the event of Executive's Without
               ------------------------
Cause Termination or Constructive Discharge after September 5, 1999 but prior to a Change in Control Event, then any portion of Executive's Company stock options which have been granted to Executive and are then outstanding but not then exercisable pursuant to the terms of such stock options shall become immediately exercisable to the extent that such stock options would have been exercisable on or before September 30, 1999 (or two years subsequent to the date of termination of employment, if later) had such Without Cause Termination or Constructive Discharge not occurred, and such stock options shall remain exercisable after the applicable termination date for a period of 30 days. Upon the occurrence of a Change in Control Event, each of Executive's Company stock options then outstanding shall become immediately exercisable to the full extent of the shares of Common Stock subject thereto in accordance with the terms of the applicable stock option plans and agreements.

          10.  Consolidation, Merger, or Sale of Assets.  Nothing in this
               -----------------------------------------
Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

          11.  Notices. All notices, requests, demands and other communications
               -------
required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail as follows:

               (a)  To Company:

                    300 Chester Field Parkway
                    Malvern, PA 19355


               (b)  To the Executive:

                    44 Rockcrest
                    Signal Mountain, TN 37377

or to such other address as either party shall have previously specified in writing to the other.

          12.  No Attachment.  Except as required by law, no right to receive
               -------------
payments under this Agreement shall be subject to anticipation, communication, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section
                                --------  -------
12 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitle thereto.

          13.  No Mitigation. The Executive shall not be required to mitigate
               -------------
the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by other employment or otherwise.

          14.  Source of Payment.  All payments provided for under this
               -----------------
Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

          15. Severability.  If any provision of this Agreement or application
              ------------
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

          16.  Contents of Agreement.  This Agreement supersedes all prior
               ---------------------
agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the parties hereto.

          17.  Governing Law.  The validity, interpretation, performance,
               -------------
and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, and Executive consents to the jurisdiction of the state and federal courts of Pennsylvania in any dispute arising under this Agreement.

          18.  Survival of Benefits.  Any Section of this Agreement which
               --------------------
provides a benefit to the Executive and which does not expressly provide for its termination upon the expiration of the Term shall survive the expiration of the Term and the obligation to provide benefits to the Executive as set forth in such Section shall remain binding upon the Company until such time as the Executive's employment relationship with the Company is terminated and the benefits provided under such Section are paid in full to the Executive.

          19.  Miscellaneous.  All section headings are for convenience only.
               -------------
This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in marking proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          20.  Arbitration.  Except with respect to actions for preliminary
               -----------
and permanent injunctive relief and other equitable relief under Section 7, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Philadelphia, Pennsylvania, unless another location shall be mutually agreed to by the parties at the time of the arbitration. If Section 6(d) is not applicable, in any dispute between the parties as to which Executive is sustained on the claim(s) by or against him, the Company shall pay all legal fees incurred by Executive in connection with the dispute over such claim(s). If more than one claim is involved in any dispute and if Executive is sustained as to one or more of such claims but not as to all of such claims, there shall be a reasonable allocation of applicable legal expenses. The Company will reimburse Executive for those legal expenses determined by the arbitrator(s) or by the consent of the parties to be allocable to the claim or claims as to which Executive is upheld.

          IN WITNESS OF, and intending to be legally bound, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has signed this Agreement this 4th day of September, 1997, effective as of the day and year first above written.

                                        AMERISOURCE CORPORATION


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________


                                         /s/ David M. Flowers
                                        -----------------------------------
                                         David M. Flowers